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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of FTP Software, Inc. (the "Company") on Form S-8 of our report dated February 3, 1997, on our audits of the consolidated financial statements of FTP Software, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.


                                             COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
December 30, 1997